UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2005

Arena Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

000-31161

23-2908305

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of Principal Executive Offices)   (Zip Code)

(858) 453-7200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 25, 2005, Arena Pharmaceuticals, Inc. publicly announced that (i) an assessment of follow-up echocardiograms taken approximately 90 days after patients received their first doses of APD356 in its Phase 2a clinical trial indicates no apparent drug effect on heart valves or pulmonary artery pressure after four weeks of dosing; and (ii) it completed enrollment of its Phase 2b clinical trial of APD356 with approximately 460 patients.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about Arena’s clinical trials of APD356. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the results of continued monitoring of echocardiograms, the results of preclinical or clinical trials may not be predictive of future results, the results of the Phase 2b study and any future studies of APD356, Arena’s ability to partner APD356, the timing, success and cost of Arena’s research, out-licensing endeavors and clinical studies, Arena’s ability to obtain additional financing, and the timing and receipt of payments and fees, if any, from Arena’s collaborators, including Ortho-McNeil and Merck. Additional factors that could cause actual results to differ materially from those stated or implied by Arena’s forward-looking statements are disclosed in Arena’s filings with the Securities and Exchange Commission. These forward-looking statements represent Arena’s judgment as of the time of the filing of this Form 8-K. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2005	Arena Pharmaceuticals, Inc., a Delaware corporation

	By:	/s/ Jack Lief
Jack Lief President and Chief Executive Officer